Exhibit 99.1

News Release

Investor Relations Contact:

Amato and Partners, LLC

admin@amatoandpartners.com

LIGHTLAKE THERAPEUTICS INC. ANNOUNCES

LICENSING DEAL WITH ADAPT PHARMA LIMITED SUBSIDIARY

LONDON – (December 16, 2014) – Lightlake Therapeutics Inc. (“Lightlake”) (OTCQB: LLTP), a biopharmaceutical company developing addiction treatments based on its expertise in opioid antagonists, announced today that it has entered into a license agreement with Adapt Pharma Operations Limited (“Adapt”), a wholly owned subsidiary of Adapt Pharma Limited, an Ireland-based pharmaceutical company (“Adapt Pharma”). Pursuant to the agreement Adapt has received from Lightlake a global license to develop and commercialize Lightlake’s intranasal naloxone opioid overdose reversal treatment. In exchange for licensing its treatment to Adapt, Lightlake could receive potential development and sales milestone payments of more than $55 million, plus up to double-digit royalties.

Lightlake has been developing a nasal spray for the delivery of naloxone that could widely expand its availability and use in preventing opioid overdose deaths, a widespread and under-addressed public health problem in the United States. Lightlake, in collaboration with the National Institute on Drug Abuse (“NIDA”), part of the National Institutes of Health (“NIH”), commenced a clinical trial with respect to its nasal spray in September 2013. Data from that study showed that using Lightlake’s technology naloxone can potentially be delivered into the blood stream at least as quickly as the injection process currently used by hospitals, first responders, and others treating opioid overdoses. In July 2014, Lightlake announced that it had filed an investigational new drug application and received an additional commitment from NIDA to fund a second study with respect to Lightlake’s nasal spray. On December 4, 2014, Lightlake announced that this second study had commenced.

“Our entering into an agreement with a subsidiary of Adapt Pharma is a transformative event for Lightlake. Adapt Pharma is a tremendous development and commercialization partner for Lightlake,” said Dr. Roger Crystal, CEO of Lightlake. “Adapt Pharma has a highly experienced and proven management team, significant financial resources, and strong capabilities to address a significant public health risk.”

“We are pleased to partner with Lightlake and add this product to our business,” commented Mr. Seamus Mulligan, Adapt Pharma’s Chairman and Chief Executive Officer. “The product is an important therapeutic and will have significant benefits for patients, first responder medical staff and caregivers. We look forward to completing the late stage development and to commercially launching the product.”

Torreya Partners LLC acted as financial advisor and Morgan, Lewis & Bockius LLP acted as legal advisor to Lightlake on the transaction.

About Lightlake Therapeutics Inc.

Lightlake Therapeutics Inc., a biopharmaceutical company, is using its expertise in opioid antagonists to build a platform of innovative intranasal naloxone solutions to common addictions and related disorders. Lightlake is developing a treatment to reverse opioid overdoses, which have reached epidemic proportions in the United States. Lightlake has completed a clinical trial for this treatment in collaboration with the National Institute on Drug Abuse (“NIDA”), part of the National Institutes of Health, and has commenced a second study in collaboration with NIDA. Lightlake also has completed a Phase II clinical trial to treat Binge Eating Disorder. For more information please visit: http://www.lightlaketherapeutics.com.

About Adapt Pharma Limited

Adapt Pharma Limited is a privately held pharmaceutical company committed to positively impacting the lives of patients with specialist medical conditions. Adapt Pharma’s strategy is to identify, evaluate, selectively acquire and enhance the value of late stage development, and FDA approved, pharmaceutical products. Adapt Pharma’s company headquarters are in Dublin, Ireland. For more information please visit http://www.adaptpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

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